Exhibit 99.2

Equinix Chief Business Officer Margie Backaus Announces Her Plans to Step Down at the End of 2008

FOSTER CITY, Calif.--(BUSINESS WIRE)--Equinix, Inc. (Nasdaq:EQIX) the leading global provider of network neutral data centers and Internet exchange services, today announced that Margie Backaus has decided to step down from her role as chief business officer and will transition out of the company at the end of the year. The Company will initiate a search for candidates to fill her role and plans to transition in a new individual before her departure. Backaus plans to take some time off and then pursue new opportunities.

Backaus joined Equinix in October 1999, and has been responsible for leading the development of the Equinix product offerings and brand from initial startup into the recognized global leader in the data center services market. Backaus also led the company’s successful communications and investor relations program. Backaus was also part of the executive management team that led the company through the technology downturn and successfully restructured the company, raising more than $2 billion since inception.

“For the past nine years, Margie has played a significant role with the executive management team that brought Equinix from a small startup to what is now a multi-billion dollar market cap leader,” said Steve Smith, president and CEO of Equinix. “Her strong leadership and strategic vision have helped Equinix achieve the global market leadership position it holds today. With Margie’s assistance, we will be working together over the next five months to ensure a smooth transition.”

“Equinix is an incredible success story and I am proud to have been a part of the executive team that built this company into what it is today,” said Backaus. “After nine years at Equinix, I have accomplished what I originally set out to do and am ready for a new challenge. My time at the company has been very rewarding, and I am pleased to leave at a time when the company is in the strongest position I have seen during my tenure to leverage the tremendous growth opportunities of this market.”

About Equinix

Equinix is the leading global provider of network-neutral data center and interconnection services, offering premium colocation, traffic exchange and outsourced IT infrastructure solutions. Global enterprises, content companies, systems integrators and network service providers look to Equinix Internet Business Exchange (IBX®) centers for world-class reliability and network diversity. Equinix IBX centers serve as critical, core hubs for IP networks and Internet operations worldwide. With 40 IBX centers located in 18 strategic markets across North America, Europe and Asia-Pacific, Equinix enables customers to reliably operate their mission-critical infrastructure on a global basis.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; the results of any litigation relating to past stock option grants and practices; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. Internet Business Exchange is a trademark of Equinix, Inc.

CONTACT:
K/F Communications, Inc.
David Fonkalsrud, 415-255-6506
dave@kfcomm.com